UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Javo Beverage Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	48-1264292

(State of incorporation or organization)	(IRS Employer Identification no.)

1311 Specialty Drive, Vista, California	92081

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates:  Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Series B Preferred Stock, par value $0.001
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of Registrant’s Securities to be Registered.

The Certificate of Designation of Series B Preferred Stock filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2006 as Exhibit 3.4 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

Item 2.                      Exhibits.

4.1
The Certificate of Designation of Series B Preferred Stock filed with the SEC on June 7, 2006 as Exhibit 3.4 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Javo Beverage Company, Inc.

Date: September 8, 2008	By:	/s/ Richard A. Gartrell
Richard A. Gartrell
Chief Financial Officer